UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2026

PRAXIS PRECISION MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39620	47-5195942
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Praxis Precision Medicines, Inc.

99 High Street, 30th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

(617) 300-8460

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 6, 2026, Praxis Precision Medicines, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Sandler & Co., TD Securities (USA) LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), relating to an underwritten offering of 2,212,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (the “Offering”). The closing of the Offering is expected to take place on January 8, 2026, subject to the satisfaction of customary closing conditions. All of the Shares are being sold by the Company. The offering price of the Shares to the public is $260.00 per share. The Company also granted the Underwriters an option to purchase up to 331,800 additional shares of Common Stock within 30 days from the date of the Underwriting Agreement. On January 7, 2026, the Underwriters exercised the option to purchase such additional shares in full. The net proceeds from the Offering are expected to be approximately $621.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, and giving effect to the exercise of the Underwriters' option to purchase additional shares.

The Company intends to use the net proceeds of the Offering, together with the Company’s existing cash, cash equivalents and marketable securities, for preparation activities for potential commercialization of its late-stage product candidates, to continue the research and development activities of its clinical-stage product candidates, to advance its earlier stage product candidates and for working capital and other general corporate purposes. Based on the planned use of proceeds described above, the Company believes that the net proceeds from this Offering, together with its existing cash, cash equivalents and marketable securities, will be sufficient to enable the Company to fund its operating expenses and capital expenditure requirements into 2028. This estimate is based on assumptions that may prove to be incorrect, and the Company could utilize available capital resources sooner than expected.

The Offering was made pursuant to a shelf registration statement on Form S-3 ASR that was filed with the Securities and Exchange Commission (“SEC”) on December 23, 2024 and was immediately effective upon filing (File No. 333-284016). A prospectus supplement relating to the Offering has been filed with the SEC.

The representations, warranties and covenants contained in the Underwriting Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this report.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the closing of the Offering, anticipated amount of net proceeds from the Offering, the intended use of such proceeds, and the sufficiency of the net proceeds from the Offering and existing, cash, cash equivalents and marketable securities to fund operating expenses and capital expenditure requirements. The forward-looking statements included in this Current Report on Form 8-K are subject to a number of risks, uncertainties and assumptions, including, without limitation, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering and other risks as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and other filings with the SEC. These statements are based only on facts currently known by the Company and speak only as of the date of this Current Report on Form 8-K. As a result, you are cautioned not to rely on these forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 6, 2026, by and between Praxis Precision Medicines, Inc. and Piper Sandler & Co., TD Securities (USA) LLC and Guggenheim Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAXIS PRECISION MEDICINES, INC.

Date: January 7, 2026	By:	/s/ Marcio Souza
Marcio Souza
Chief Executive Officer